UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported) August 6, 2024
JLL Income Property Trust, Inc.

(Exact name of registrant as specified in its charter)

Maryland	000-51948	20-1432284
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS employer Identification No.)

333 West Wacker Drive, Chicago, IL		60606
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (312) 897-4000

N/A
(Former name or former address, if changed since last report)
Securities registered pursuant to Section 12(b) of the Act: None
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Director

On August 6, 2024, Kristy F. Heuberger tendered her resignation from her position as a member of the Board of Directors (the “Board”) of JLL Income Property Trust, Inc. (the “Company”), effective as of August 6, 2024. Ms. Heuberger’s resignation was not due to any disagreement with the Company, LaSalle Investment Management, Inc. (“LaSalle”) or any of their affiliates.

Election of Director

On August 6, 2024, the Board elected Brad Gries to the Board to serve as a director and to fill the vacancy created by Ms. Heuberger’s resignation, effective as of August 6, 2024. Biographical information for Mr. Gries is set forth below.

Bradley J. Gries was named Head of the Americas for LaSalle Investment Management in April 2024. Mr. Gries also serves as Co-Chief Investment Officer for the region, Chair of the Americas Investment Committee and Chair of the Americas Management Board. Prior to this appointment, Mr. Gries served as Co-Head of the Americas (from March 2021) and Head Transactions (from August 2017). Mr. Gries is a member of the Global Management Committee for LaSalle Investment Management. Prior to joining LaSalle in 2017, Mr. Gries held various leadership roles over 16-year career with the real estate investment management arm of DWS, culminating in the role of Managing Director, Real Estate Transactions, where he led the new investment sourcing and execution teams for the Central and Southeast US. Mr. Gries is a member of ULI, NAREIM, PREA and sits on the advisory board of Mortenson Properties, Inc. Mr. Gries began his career at Arthur Anderson after achieving a BA in Economics from the University of Illinois - Urban Champaign.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JLL INCOME PROPERTY TRUST, INC.

By:	/s/ Gregory A. Falk
Name: Gregory A. Falk
Title: Chief Financial Officer and Treasurer
Date: August 7, 2024